Exhibit 99.4
THE GEO GROUP, INC.
Offer to Exchange
Up to $300,000,000 Aggregate Principal Amount
of its 6 5/8% Senior Notes Due 2021
Which Have Been Registered
Under the Securities Act of 1933, as amended,
For a Like Amount of Its Outstanding
6 5/8% Senior Notes Due 2021
Pursuant To The Prospectus
Dated [ • ], 2011

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [ • ], 2011, (UNLESS EXTENDED BY THE GEO GROUP, INC. IN ITS SOLE DISCRETION) (SUCH TIME AND SUCH DATE, AND AS SUCH TIME AND DATE MAY BE EXTENDED, THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
[ • ], 2011
To Our Clients:
     Enclosed for your consideration is a Prospectus (the “Prospectus”) and a Letter of Transmittal (the “Letter of Transmittal”) which together describe the offer (the “Exchange Offer”) by The GEO Group, Inc., a Florida corporation (the “Company”), to exchange up to $300,000,000 aggregate principal amount of its new registered 6 5/8% senior notes due 2021(the “New Notes”) for a like amount of its outstanding unregistered 6 5/8% senior notes due 2021 (the “Old Notes”).
     WE ARE THE HOLDER OF RECORD OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH OLD NOTES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OLD NOTES HELD BY US FOR YOUR ACCOUNT.
     We request instructions as to whether you wish to have us tender Old Notes on your behalf in respect of any or all of the Old Notes held by us for your account, upon the terms and subject to the conditions of the Exchange Offer.
     Your attention is directed to the following:
     1. The Exchange Offer is for any Old Notes up to $300,000,000 aggregate principal amount.
     2. The Company will issue $2,000 principal amount at maturity of New Notes for each $2,000 principal amount at maturity of Old Notes and $1,000 principal amount at maturity of New Notes for each integral multiple of $1,000 principal amount at maturity of Old Notes in excess thereof accepted in the Exchange Offer. You may instruct us to tender some or all of your Old Notes in the Exchange Offer.
     3. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer — Conditions to the Exchange Offer.”
     4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the instructions in the Letter of Transmittal.
     5. The Exchange Offer will expire at 5:00 p.m., New York City time, on [ • ], 2011, unless the Exchange Offer is extended. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the expiration date.
     6. If you wish to tender any or all of your Old Notes, we must receive your instructions in ample time to permit us to effect a valid tender on your behalf of Old Notes on or prior to the Expiration Date.

     If you wish to have us tender any or all of your Old Notes held by us for your account upon the terms set forth in the Prospectus and Letter of Transmittal, please so instruct us by completing, executing and returning to us the Instruction Form contained in this letter. If you authorize the tender of your Old Notes, all such Old Notes will be tendered unless otherwise specified on the Instruction Form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.
     The Exchange Offer is not being made to (nor will tenders of Old Notes be accepted from or on behalf of) Holders of Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction. However, the Company, in its sole discretion, may take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction, and may extend the Exchange Offer to Holders of Old Notes in such jurisdiction.

Instruction Form With Respect to
THE GEO GROUP, INC.
Offer to Exchange
Up to $300,000,000 Aggregate Principal Amount
of its 6 5/8% Senior Notes Due 2021
Which Have Been Registered
Under the Securities Act of 1933, as amended,
For a Like Amount of Its Outstanding
6 5/8% Senior Notes Due 2021.
Pursuant To The Prospectus
Dated [ • ], 2011
     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus (the “Prospectus”) and Letter of Transmittal (the “Letter of Transmittal”) which together describe the offer (the “Exchange Offer”) by The GEO Group, Inc., a Florida corporation (the “Company”), to exchange up to $300,000,000 aggregate principal amount of its new registered 6 5/8% senior notes due 2021(the “New Notes”) for a like amount of its outstanding unregistered 6 5/8% senior notes due 2021 (the “Old Notes”).
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the applicable series of New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Company for exchange, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.
     This will instruct you to tender to the Company the aggregate principal amount of Old Notes indicated below held by you for the account or benefit of the undersigned (or, if no amount is indicated below, for all of the aggregate principal amount of Old Notes held by you for the account of the undersigned) upon the terms and subject to the conditions of the Exchange Offer.
     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE UNDERSIGNED. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Aggregate Principal Amount of Old Notes held by the Undersigned:

     All Old Notes Are to be Tendered (“Yes” or “No”):

SIGN HERE*

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Date:

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*	None of the Old Notes held by you for the undersigned’s account will be tendered unless you receive written instructions from the undersigned to do so. Unless otherwise indicated in the space provided above, the undersigned’s signature hereon shall constitute an instruction to you to, tender all of the aggregate principal amount of Old Notes held by you for the undersigned’s account.